EXHIBIT 23.1

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sterling Bancorp:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125855, 333-179575, and 333-201873), Form S-4 (Nos. 333-108797, 333-108795, 333-116851, and 333-189098), and Form S-8 (Nos. 333-189098, 333-100915, 333-200915, 333-49344, 333-112171, 333-120353, 333-123079, 333-123089, 333-153276, 333-183663, 333-192036, 333-197959 and 333-206246) of Sterling Bancorp, of our report dated March 13, 2015, with respect to the consolidated balance sheet of Hudson Valley Holding Corp. and Subsidiaries as of December 31, 2014, and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended, which report is incorporated by reference in the Form 8-K of Sterling Bancorp dated June 30, 2015, as amended by the Form 8-K/A of Sterling Bancorp filed on September 15, 2015.

/s/ KPMG LLP

New York, New York

September 14, 2015